UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Credit Facility with Central Pacific Bank.

On March 29, 2006, Hoku Scientific, Inc. and Central Pacific Bank agreed to terminate a Loan Agreement, a Security Agreement, and a Mortgage, Security Agreement and Financing Statement, each dated June 9, 2005, filed as Exhibits 10.26, 10.27 and 10.28, respectively, on our Registration Statement on Form S-1, as amended, (File No. 333-124423), originally filed with the United States Securities Exchange Commission on April 28, 2005.

In June 2005, we entered into a secured $3.5 million credit facility with Central Pacific Bank to finance, in part, the construction of our combined office, research and development and manufacturing facility in Kapolei. After completion of our initial public offering in August 2005, we elected to use a portion of the proceeds from the offering to pay for the construction of the Kapolei facility, which resulted in no amounts ever being outstanding under this credit facility. Under the terms of our credit facility with Central Pacific Bank, we were permitted to use the credit facility solely for construction of the Kapolei facility. As we no longer needed additional funds for this purpose, we and Central Pacific Bank agreed that the credit facility should be terminated. We did not incur any penalty fees in connection with the termination of the credit facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Termination Agreement by and between Hoku Scientific, Inc. and Central Pacific Bank, dated March 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 4, 2006

HOKU SCIENTIFIC, INC.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Termination Agreement by and between Hoku Scientific, Inc. and Central Pacific Bank, dated March 29, 2006.